EXHIBIT 23.2

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE FIRM LIC. NO. F-1580

FAX (303) 623-4258

621 SEVENTEENTH STREET
SUITE 1550
DENVER,  COLORADO  80293
TELEPHONE (303) 623-9147



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent in this Registration Statement of Synergy Resources Corporation on Form S-3 of references to our firm, in the context in which they appear, to our reserve estimates as of August 31, 2014. Reference is also made to Exhibit 99 included in the Registration Statement, which incorporates by reference our reserve estimates as of August 31, 2014 relating to the Company's proven oil and gas reserves.


\s\ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
September 10, 2015
Denver, Colorado